Construction Mate Washington, DC 20549 ________________________________________ FORM 11-K Full title of the Plan) VULCAN MATERIALS COMPANY (Name of issuer of the securities held pursuant to the Plan)

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 20, 2017, relating to the financial statements and supplemental schedule of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 20, 2017

Exhibit 23(a)